UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 29, 2007
Date of Report (Date of earliest event reported)
Smith & Wesson Holding Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 Roosevelt Avenue
Springfield, Massachusetts
01104
(Address of Principal Executive Offices) (Zip Code)
(800) 331-0852
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective November 29, 2007, our board of directors amended Article V of our amended and restated bylaws to provide us with the ability to issue uncertificated shares of our common stock as required by The Nasdaq Stock Market. Our ability to issue uncertificated shares enables us to participate in the direct registration system administered by The Depository Trust Company. The direct registration system will allow our stockholders to have shares of our common stock registered in their names without the issuance of physical certificates and will give our stockholders the ability to electronically transfer shares to brokers in order to effect transactions without the need to transfer physical certificates. Stockholders will still be entitled to stock certificates if they so request in writing.
     The full text of our amended and restated bylaws is attached as Exhibit 3.3 to this Form 8-K and Article V of our amended and restated bylaws is incorporated by reference in this Item 5.03.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit
Number	Exhibits

3.3	Amended and Restated Bylaws of Smith & Wesson Holding Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date: December 5, 2007	By:	/s/ John A. Kelly
John A. Kelly
Chief Financial Officer

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EXHIBIT INDEX

3.3	Amended and Restated Bylaws of Smith & Wesson Holding Corporation